Exhibit 3.29

AGREEMENT AND PLAN OF MERGER

by and between

IC MEDIA CORPORATION,

a California corporation,

and

MAGNACHIP SEMICONDUCTOR, INC.,

a Delaware corporation

This Agreement and Plan of Merger (this “Agreement”) dated as of November 17, 2005 is by and between IC Media Corporation, a California corporation (hereinafter sometimes called “IC Media”), and MagnaChip Semiconductor, Inc., a Delaware corporation (hereinafter sometimes called “MagnaChip”). IC Media and MagnaChip are sometimes hereinafter referred to as the “Constituent Corporations.”

RECITALS

A. IC Media and MagnaChip have entered into this Agreement in accordance with Section 1108 of the General Corporation Law of the State of California (“California Law”) and Section 252 of the General Corporation Law of the State of Delaware (“Delaware Law”) providing for the merger of MagnaChip with and into IC Media (the “Merger”), which Agreement has been approved, adopted, certified, executed and acknowledged by each of the Constituent Corporations.

B. The boards of directors of the Constituent Corporations deem it desirable and in the best interests of the corporations and their shareholders that MagnaChip be merged into IC Media, and that the transaction qualify as a “reorganization” within the meaning of Sections 368(a) of the Internal Revenue Code of 1986, as amended.

C. California Law permits the merger of a business corporation of another jurisdiction with and into a business corporation of the State of California.

D. Delaware Law permits a merger of a business corporation of the State of Delaware with and into a business corporation of another jurisdiction.

E. The Agreement has been approved and adopted by the requisite percentages of the outstanding voting stock of MagnaChip and IC Media.

NOW, THEREFORE, in consideration of the premises and of the mutual agreement of the parties hereto, being thereunto duly entered into by IC Media and approved by resolutions adopted by written consent by its Board of Directors and by its sole shareholder and being thereunto duly entered into by MagnaChip and approved by resolutions adopted by written consent by its Board of Directors and by its sole shareholder, the Merger and the terms and conditions thereof and the mode of carrying the same into effect, together with any provisions required or permitted to be set forth herein are hereby determined and agreed upon as follows:

ARTICLE I

THE CONSTITUENT CORPORATIONS

1.1 IC Media. IC Media is a corporation duly organized and existing under the laws of the State of California, with its principal office located at 5201 Great America Pkwy, Suite 422, Santa Clara, California 95054. IC Media has 100 shares of Common Stock, no par value, issued and outstanding, all of which are owned by MagnaChip Semiconductor LLC (“Parent”).

1.2 MagnaChip. MagnaChip is a corporation duly organized and existing under the laws of the State of Delaware, with its principal office located at 5201 Great America Pkwy, Suite 422, Santa Clara, California 95054. MagnaChip has 1,000 shares of Common Stock, par value $0.01, issued and outstanding, all of which are owned by Parent.

ARTICLE II

THE MERGER

2.1 The Merger. At the Effective Time (as defined in Section 2.2 hereof) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the California Law, MagnaChip shall be merged with and into IC Media, the separate corporate existence of MagnaChip shall cease and IC Media shall continue as the surviving corporation as a wholly-owned subsidiary of Parent. The surviving corporation after the Merger is sometimes referred to hereinafter as the “Surviving Corporation.”

2.2 Filing and Effectiveness. This Agreement, together with the officers’ certificates of each of the Constituent Corporations required by California Law (collectively, the “Officers’ Certificates”), shall be filed with the Secretary of State of the State of California and an executed certificate of merger meeting the requirements of Delaware Law shall be filed with the Secretary of State of the State of Delaware. The Merger shall become effective, in accordance with California Law, upon the filing of this Agreement and the Officers’ Certificates with the Secretary of State of the State of California (the “Effective Time”).

2.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of California Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of MagnaChip shall vest in the Surviving Corporation, and all debts, liabilities and duties of MagnaChip shall become the debts, liabilities and duties of the Surviving Corporation.

2.4 Articles of Incorporation; Name Change as a Result of the Merger. Upon the filing of this Agreement, the articles of incorporation of the Surviving Corporation are hereby amended and restated as of the Effective Time to read in the form attached hereto as Exhibit A until thereafter amended in accordance with California Law and as provided in such articles of incorporation. As a result of such amendment to the articles of incorporation of the Surviving Corporation, the name of the Surviving Corporation shall be “MagnaChip Semiconductor, Inc.”

2.5 Officers and Directors. The directors of MagnaChip immediately prior to the Effective Time shall be the directors of the Surviving Corporation immediately after the Effective Time, each to hold the office of a director of the Surviving Corporation in accordance with the provisions of California Law and the articles of incorporation and bylaws of the Surviving Corporation until their successors are duly elected and qualified. The officers of MagnaChip immediately prior to the Effective Time shall be the officers of the Surviving Corporation immediately after the Effective Time, except that the Secretary of the Surviving Corporation shall be John McFarland, each to hold such office in the Surviving Corporation in accordance with the provisions of California Law and the Articles of Incorporation and Bylaws of the Surviving Corporation until their successors are duly elected and qualified.

2.6 Bylaws. The Bylaws of IC Media, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation at the Effective Time until thereafter amended in accordance with California Law and as provided in such Bylaws.

2.7 Effect of Merger on the Capital Stock of the Constituent Corporations. At the Effective Time, by virtue of the Merger and without any action on the part MagnaChip, IC Media or Parent,

(a) Each share of Common Stock of MagnaChip issued and outstanding immediately prior to the Effective Time of the Merger shall be converted automatically into one share of Common Stock of the Surviving Corporation, which shall thereafter be an issued and outstanding share of Common Stock of the Surviving Corporation.

(b) Each share of Common Stock of IC Media issued and outstanding immediately prior to the Effective Time of the Merger shall be cancelled without consideration and shall cease to exist.

(c) Stock certificates representing shares of MagnaChip’s Common Stock shall upon the consummation of Merger be deemed for all purposes to represent that number of shares of Common Stock of the Surviving Corporation receivable in exchange therefor as provided in this Section 2.7.

ARTICLE III

MISCELLANEOUS

3.1 Termination and Amendment. Notwithstanding the approval of this Agreement by the shareholders of each of the Constituent Corporations, this Agreement may be terminated at any time prior to the Effective Time by mutual agreement of the Boards of Directors of the Constituent Corporations. This Agreement may be amended by the parties at any time before or after approval hereof by the shareholders of each of the Constituent Corporations, but, after any such approval, no amendment will be made which, under the applicable provisions of California Law and Delaware Law, requires the further approval of shareholders without obtaining such further approval. This Agreement shall not be amended except by an instrument in writing signed on behalf of each of the parties.

3.2 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties that execute such counterparts, and all of which together shall constitute one instrument.

3.3 Governing Law. This Agreement shall in all respects be construed, interpreted and enforces in accordance with and governed by the laws of the State of California and, so far as applicable, the merger provisions of Delaware Law.

3.4 Agreement. An executed copy of this Agreement is on file at the principal place of business of the Surviving Corporation located at 5201 Great America Pkwy, Suite 422, Santa Clara, California 95054.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, IC Media and MagnaChip, as duly authorized by their respective boards of directors, have caused this Agreement to be approved, adopted, certified, executed and acknowledged as of the date first set forth above.

IC MEDIA CORPORATION,
a California corporation

By:
Name:	Dr. Youm Huh
Title:	President

By:
Name:	John McFarland
Title:	Secretary

MAGNACHIP SEMICONDUCTOR, INC., a Delaware corporation

By:
Name:	Jason Hartlove
Title:	President and Secretary

[Signature Page to Agreement and Plan of Merger]

EXHIBIT A

AMENDED AND RESTATED ARTICLES OF INCORPORATION

The articles of incorporation of the Surviving Corporation are amended and restated to read as follows:

ARTICLE I

The name of this corporation is MagnaChip Semiconductor, Inc.

ARTICLE II

The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

ARTICLE III

This corporation is authorized to issue one class of shares, designated “Common Shares.” The total number of Common Shares this corporation is authorized to issue is 1,000 shares, with a par value of $0.001 per share.

ARTICLE IV

A. Limitation of Directors’ Liability. The liability of the directors of this corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

B. Indemnification of Corporate Agents. This corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) through bylaw provisions, agreements with agents, votes of shareholders or disinterested directors or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject only to the applicable limits set forth in Section 204 of the California Corporations Code with respect to actions for breach of duty to this corporation and its shareholders.

C. Repeal or Modification. Any repeal or modification of the foregoing provisions of this ARTICLE IV shall not adversely affect any right or protection of an agent of this corporation relating to acts or omissions occurring prior to such repeal or modification.”

A-1

IC MEDIA CORPORATION

OFFICERS’ CERTIFICATE OF APPROVAL OF MERGER

The undersigned, Dr. Youm Huh, President of IC Media Corporation, and John McFarland, Secretary of IC Media Corporation, hereby certify that:

They are the President and Secretary, respectively, of IC Media Corporation, a California corporation (the “Company”).

The principal terms of the Agreement and Plan of Merger in the form attached hereto (the “Merger Agreement”) providing for the merger (the “Merger”) of MagnaChip Semiconductor, Inc., a Delaware corporation, with and into the Company were duly approved by the Board of Directors and the sole shareholder of the Company.

The outstanding shares of the Company entitled to vote on the Merger consisted of 100 shares of Common Stock. Pursuant to the Company’s Amended and Restated Articles of Incorporation, and the California Corporations Code, the vote required is a majority of the outstanding shares of the Common Stock.

The principal terms of the Merger Agreement were approved by the consent of the Company’s sole shareholder, holding one hundred percent (100%) of the Company’s issued and outstanding shares, which vote exceeded the vote required.

Each of the undersigned further declares under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct to his own knowledge.

Date: November 17, 2005	Date: November 17, 2005

Dr. Youm Huh, President	John McFarland, Secretary

MAGNACHIP SEMICONDUCTOR, INC.

OFFICERS’ CERTIFICATE OF APPROVAL OF MERGER

The undersigned, Jason Hartlove, President and Secretary of MagnaChip Semiconductor, Inc., does hereby certify that:

He is the President and Secretary of MagnaChip Semiconductor, Inc., a Delaware corporation (“MagnaChip”).

The principal terms of the Agreement and Plan of Merger in the form attached hereto (the “Merger Agreement”) providing for the merger (the “Merger”) of MagnaChip with and into IC Media Corporation, a California corporation, were duly approved by the Board of Directors and the sole stockholder of MagnaChip.

There were 1,000 shares of Common Stock of MagnaChip issued and outstanding, all of which were entitled to vote upon the Merger. A vote of more than 50% of the outstanding shares of Common Stock of MagnaChip was required to approve the Merger.

The principal terms of the Merger Agreement were approved by the consent of the MagnaChip’s sole shareholder, holding one hundred percent (100%) of the MagnaChip’s issued and outstanding shares, which vote exceeded the vote required.

The undersigned further declares under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of his own knowledge.

Date: November 17, 2005

Jason Hartlove, President and Secretary

CERTIFICATE OF CORRECTION

of

AGREEMENT AND PLAN OF MERGER

of

MAGNACHIP SEMICONDUCTOR, INC.

Jason Hartlove and John McFarland hereby certify that:

1. They are the President and Secretary, respectively, of MagnaChip Semiconductor, Inc., a California corporation, formerly named IC Media Corporation (the “Surviving Corporation”).

2. The documents to be corrected are (i) the Agreement and Plan of Merger by and between the Surviving Corporation and MagnaChip Semiconductor, Inc., a Delaware corporation (“MSA”), whereby MSA merged with and into the Surviving Corporation and the Surviving Corporation changed its name to “MagnaChip Semiconductor, Inc.” (the “Merger Agreement”) and (ii) the Officers’ Certificate of Approval of Merger of MSA which accompanied the Merger Agreement (the “MSA Officers’ Certificate”). Said documents were filed with the Office of the Secretary of State of California on November 17, 2005.

3. Section 1.2 of Article I of the Merger Agreement, as corrected, shall read in its entirety as follows:

“1.2 MagnaChip. MagnaChip is a corporation duly organized and existing under the laws of the State of Delaware, with its principal office located at 5201 Great America Pkwy, Suite 422, Santa Clara, California 95054. MagnaChip has 100 shares of Common Stock, par value $0.01, issued and outstanding, all of which are owned by Parent.”

4. The third certification of the MSA Officers’ Certificate, as corrected, shall read in its entirety as follows:

“There were 100 shares of Common Stock of MagnaChip issued and outstanding, all of which were entitled to vote upon the Merger. A vote of more than 50% of the outstanding shares of Common Stock of MagnaChip was required to approve the Merger.”

5. The foregoing corrections of the Merger Agreement and the MSA Officers’ Certificate do not change any resolution duly approved by the board of directors or shareholders of the Surviving Corporation or MSA.

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We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

DATE: February 6, 2006

Jason Hartlove, President

John McFarland, Secretary